UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2016 (May 27, 2016)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2500, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

As previously disclosed, Triangle USA Petroleum Corporation (“TUSA”), a wholly-owned subsidiary of Triangle Petroleum Corporation (the “Company”), is a party to the Second Amended and Restated Credit Agreement, dated November 25, 2014, as amended by Amendment No. 1 on April 30, 2015 (the “Credit Agreement”), among TUSA, as Borrower, Wells Fargo Bank, National Association, as administrative agent (the “Agent”) and issuing lender, and the other lenders party thereto (the “Lenders”).

Also as previously disclosed, as of April 28, 2016, TUSA had $347.5 million of outstanding borrowings and $2.5 million of outstanding letters of credit under the Credit Agreement, or $125.0 million in excess of the redetermined borrowing base of $225.0 million (referred to as a borrowing base deficiency). Pursuant to the Credit Agreement, TUSA elected to repay the borrowing base deficiency in three equal monthly installments, the first payment of which was due by May 31, 2016.

On May 27, 2016, TUSA, its subsidiaries, the Agent and certain Lenders entered into a Forbearance and Amendment No. 2 to Second Amended and Restated Credit Agreement (the “Forbearance Agreement”).  A condition to the effectiveness of the Forbearance Agreement was the payment by TUSA of the first borrowing base deficiency installment payment, which was made on May 31, 2016.

Pursuant to the Forbearance Agreement, the Agent and the Lenders have agreed to forbear from exercising their rights and remedies under the Credit Agreement or applicable law with respect to the Designated Events of Default (as defined in the Forbearance Agreement) under the Credit Agreement, which primarily include TUSA’s potential failure to comply with (i) a minimum ratio of consolidated current assets to consolidated current liabilities for the fiscal quarter ended April 30, 2016 of 1.00 to 1.00 and (ii) a maximum senior secured leverage ratio for the fiscal quarter ended April 30, 2016 of 2.75 to 1.00.  The forbearance period will terminate on the earlier of (i) July 8, 2016 and (ii) the occurrence of any Forbearance Termination Event (as defined in the Forbearance Agreement, which includes, among others, the occurrence of any event of default other than the Designated Events of Default).

The Forbearance Agreement provides for certain amendments to the Credit Agreement, including, among others, (i) the addition of a requirement to maintain specified minimum liquidity levels and (ii) additional restrictions on prepayments or redemptions of other debt.

The foregoing description of the Forbearance Agreement is a summary only and is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the full text of the Credit Agreement, a complete copy of which is incorporated by reference as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Forbearance Agreement is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 concerning the Forbearance Agreement is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1

Forbearance and Amendment No. 2 to Second Amended and Restated Credit Agreement, dated May 27, 2016, among Triangle USA Petroleum Corporation, as Borrower, Wells Fargo Bank, National Association, as Administrative  Agent and Issuing Lender, and the Lenders and Subsidiary Guarantors Named

Therein.

Exhibit 10.2

Second Amended and Restated Credit Agreement, dated November 25, 2014, among Triangle USA Petroleum Corporation, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent and Issuing Lender, and the Lenders Named Therein, filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2014 and incorporated herein by reference.

Exhibit 10.3

Amendment No. 1 to Second Amended and Restated Credit Agreement, dated April 30, 2015, among Triangle USA Petroleum Corporation, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent and Issuing Lender, and the Lenders and Subsidiary Guarantors Named Therein, filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2015 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2016	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Ryan McGee
Ryan McGee
General Counsel

INDEX TO EXHIBITS

Exhibit

Number	Description

Exhibit 10.1*

Forbearance and Amendment No. 2 to Second Amended and Restated Credit Agreement, dated May 27, 2016, among Triangle USA Petroleum Corporation, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent and Issuing Lender, and the Lenders and Subsidiary Guarantors Named Therein.

Exhibit 10.2

Second Amended and Restated Credit Agreement, dated November 25, 2014, among Triangle USA Petroleum Corporation, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent and Issuing Lender, and the Lenders Named Therein, filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2014 and incorporated herein by reference.

Exhibit 10.3

Amendment No. 1 to Second Amended and Restated Credit Agreement, dated April 30, 2015, among Triangle USA Petroleum Corporation, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent and Issuing Lender, and the Lenders and Subsidiary Guarantors Named Therein, filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2015 and incorporated herein by reference.

* Filed herewith.